Exhibit 99.1

News from The Chubb Corporation

The Chubb Corporation 15 Mountain View Road • P.O. Box 1615 Warren, New Jersey 07061-1615 Telephone: 908-903-2000

Chubb Press Release

Chubb Settles with New York, Connecticut and Illinois AGs:
No Finding of Chubb Participation in Illegal Bid-Rigging;
No Fine or Penalty Assessed;
 Chubb to Contribute $15 Million to Excess Casualty Compensation Fund;
Chubb to Replace Contingent Commissions
with Supplemental Commissions in All U.S. Insurance Lines

WARREN, New Jersey, December 21, 2006 — The Chubb Corporation [NYSE: CB] announced today that it has entered into a settlement agreement with the Attorneys General of New York, Connecticut and Illinois, resolving all issues arising out of those officials’ investigations of property-casualty insurance market practices.

Chubb has cooperated fully in the investigations, which have been led by the New York Attorney General’s Office.  Chubb is pleased that these investigations—which were augmented by an independent inquiry commissioned by the company—did not conclude that Chubb participated in a pattern or practice of illegal bid-rigging in the excess casualty insurance market.  A summary of the final report of that independent inquiry, conducted by Stier Anderson LLC, is available on Chubb’s website at www.chubb.com.

Chubb was not assessed any fine or penalty in connection with this settlement. Chubb acknowledged that it appears to have unknowingly benefited from the bid-rigging activities of others in the excess casualty market, which may have provided Chubb with an advantage in retaining certain renewal business.  Accordingly, Chubb has agreed to contribute $15 million to a settlement fund established for the benefit of these customers.  Chubb has also agreed to pay $2 million to help defray the costs of the investigation by the Attorneys General.

Chubb also announced it will discontinue paying contingent commissions on all insurance lines in the United States beginning in 2007, replacing them with a supplemental compensation program that will reward Chubb’s agents and brokers for superior performance in a manner consistent with evolving marketplace standards and reforms urged by the Attorneys General.

“We are pleased that Chubb has resolved these investigations on a basis which recognizes that our company did not knowingly participate in bid-rigging,” said John D. Finnegan, Chairman and CEO of Chubb.  “The Attorneys General are to be commended for raising important questions regarding a number of insurance industry practices.  Chubb has voluntarily undertaken substantial business reforms over the past two years, culminating with today’s announcement of a new producer compensation model that recognizes the important services provided by independent agents and brokers.  Chubb is proud to take the lead in instituting reforms that will benefit our producers and our insureds.

“Over the last 124 years,” said Mr. Finnegan, “Chubb has earned a unique reputation for integrity and fairness in paying policyholder claims, and we are committed to maintaining the highest ethical standards in all aspects of our business.”

For further information contact:	Investors:	Glenn A. Montgomery (908) 903-2365
	Media:	Mark E. Greenberg (908) 903-2682

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In connection with the settlement agreement, Chubb issued the following statement:

Chubb Statement

Chubb has today announced a settlement with the Attorneys General of New York, Connecticut and Illinois of all matters outstanding in connection with those officials’ ongoing insurance market practices investigations.  Chubb recognizes that the market practices investigations launched by the New York Attorney General and pursued also by the Attorneys General of Connecticut and Illinois have done this industry, its insurance buyers and the public a great service.  First, they identified and detailed a corrupt scheme of collusive bid-rigging in excess casualty insurance placed by one national broker.  Second, they prompted a healthy re-examination of some of the industry’s longstanding compensation practices which created potential conflicts of interest if not disclosed or properly managed.  Chubb believes that the path of reform on which these investigations have placed our industry will lead to a fairer marketplace for our customers.

To assess the degree, if any, of Chubb’s own culpability in connection with the bid-rigging scheme uncovered by the New York Attorney General’s Office, Chubb commissioned a respected law firm to conduct an extensive investigation of Chubb’s conduct in dealings with the broker involved.  This firm concluded that Chubb did not engage in a pattern or practice of providing inflated quotes for excess casualty insurance.  A copy of the final summary report of that investigation is available on Chubb’s website at www.chubb.com.  That said, Chubb acknowledges that it appears to have benefited from such practices in some instances, and it accepts responsibility for any harm that may have been suffered by any Chubb customer as a result.  Chubb regrets any such impact and has committed to contribute $15 million to a Settlement Fund designed to make any such customer whole.

New York Attorney General Spitzer has often made the point that self-examination and reform would be a welcome response when regulated industries are accused of wrongdoing.  Chubb endorses that viewpoint and applauds his recognition that effective law enforcement, of which these investigations are an example, is enhanced when the regulated industry responds.  In his speech to the National Press Club on January 31, 2005, the Attorney General urged industries under investigation to reform themselves, noting that

[I]n not one of the instances where my office has uncovered
rampant fraud has a self-regulated entity stood up to say:  “Hey, we have a problem here.  Let’s do something about it.”

Chubb has heeded that admonition and over the last two years has embarked on a number of voluntary actions which it believes respond to the abuses revealed by the Attorneys General.  Chubb’s Board adopted a Legal Compliance and Ethics Charter and created a Chief Ethics Officer reporting directly to the Audit Committee.  The company has also fully disclosed on its website all forms of producer compensation utilized in its business.  Chubb voluntarily ceased a number of practices which might appear to provide an incentive for the “steering” found objectionable by the Attorneys General, including loans to producers, funding of producer compensation, and using an entity co-owned with its producers (Mountain View Indemnity) to reinsure certain risks.  Chubb also sold its personal lines brokerage subsidiary (Personal Lines Insurance Brokerage, Inc.) because of the potential for conflict of interest, hired Promontory Financial Group to examine its non-traditional insurance products, imposed guidelines on the ability of its former subsidiary, Chubb Re, to write finite reinsurance, and ultimately restructured its reinsurance operations from direct ownership to a 16% minority interest in an independent company.

Today, Chubb is announcing another significant reform of its producer compensation practices:  We will, effective in 2007, cease paying contingent commissions to our brokers and agents in all lines of insurance we sell.  To ensure that our valued producers are appropriately compensated for important services they provide our mutual customers, we will institute a program of predetermined supplemental compensation for our producers that will both compensate them for their contributions to Chubb’s success and facilitate their communication with customers.  We believe that Chubb’s new compensation system will provide more certainty and transparency for both our producers and our insureds, and we are pleased that it is consistent with the reforms urged by Attorney General Spitzer and his colleagues in other states.

Chubb believes that the fundamental changes we have made in our business practices, culminating with today’s announced end to contingent commissions, will make us a more competitive player in our industry and will better serve our customers and independent producers.